                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT APPRAISER

     We consent to the reference to us in Palm, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 1, 2001 and in Palm, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2001, which are incorporated by reference into this Registration Statement.


/s/ Chris Carneghi
------------------
Chris Carneghi, MAI
Certified General Real Estate Appraiser
State of California No. AG001685
CARNEGHI BAUTOVICH & PARTNERS, INC.


San Jose, California
December 19, 2001